Personal and Confidential

April 29, 2022

Timothy Sides

Via e-mail: Tim.Sides@Acadiahealthcare.com

Re: Severance Agreement

THIS SEVERANCE AGREEMENT ("Agreement") is effective as of the 29th day of April, 2022 ("Effective Date"), by and between Acadia Management Company, LLC (the "Company''), a Delaware limited liability company and wholly-owned subsidiary of Acadia Healthcare Company, Inc., a Delaware corporation ("Acadia"), and Tim Sides ("Employee").

In consideration of the Company awarding Employee the Restricted Shares (as defined below), the Severance Benefit (as defined below) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1.
Term of Agreement. This Agreement is effective on the Effective Date and shall remain in effect throughout the term of your employment with the Company and for a period of twelve (12) months thereafter ("Restricted Period"). The date on which Employee ceases to be employed by the Company Is referred to herein as the "Terml11ation Date."
2.
Limitations of this Agreement. This Agreement Is not a contract of employment. Neither Employee nor the Company are obligated to any specific term of employment.
3.
Restricted Stock Award. Employee shall receive as soon as practicable following the Effective Date an award of 7,500 restricted shares of Acadia common stock (the “Restricted Shares”). The Restricted Shares shall vest in four equal annual Installments from the Effective Date, subject to Employee's continued employment with the Company through the applicable vesting date and the terms of this Agreement.
4.
Severance Benefit. If Employee's employment with the Company is terminated without Cause or if Employee resigns-with Good Reason (as such terms are defined in Section 5 hereof), then Employee shall be entitled to receive:
(a)
a severance payment equal to twelve (12) months of Employee's regular base salary in effect on the Termination Date, payable in equal Installments in the manner Employee's base salary was paid under the Company's regular payroll practices;
(b)
the accelerated vesting of the Restricted Shares that are unvested on the Termination Date;
(c)
PTO accrued as of the time of such termination, payable in accordance with the Company's normal policies and procedures;
(d)
an amount equal to the cost of the premiums for continued health and dental insurance for Employee and Employee's dependents in accordance with the Consolidated Budget Reconciliation Act of 1985 ("COBRA") for twelve (12) months, payable in monthly Installments;
(e)
The benefits described in subsections (a) – (d) above are collectively referred to herein as the "Severance Benefit"; and

(f)
Employee agrees that before accepting any of the Severance Benefit, he will execute a full release of all claims he may have against the Company, substantially In the form attached hereto as Schedule 1.

5.
Termination Without Cause: Resignation with Good Reason

(a)
"Cause" shall mean with respect to Employee one or more of the following: (a) the arrest and indictment for, conviction of or plea of nolo contendere to a felony or other crime involving-moral turpitude or the conviction of any crime involving misappropriation, embezzlement or fraud with respect to Acadia or any of its subsidiaries or any of their customers, suppliers or other business relations; (b) willful conduct outside the scope of Employee's duties and responsibilities that causes Acadia or any of its subsidiaries substantial public disgrace or disrepute or demonstrable economic harm; (c) material breach of any written policy of Acadia; (d) any willful act or knowing omission of aiding or abetting a competitor of Acadia or any of Its subsidiaries to the disadvantage or detriment of Acadia and Its subsidiaries; (e) material breach of fiduciary duty, intentional misconduct or gross negligence in the performance of Employee's duties to Acadia or any of its Subsidiaries; or (f) an administrative or other proceeding arising as a result of Employee's action that results In the suspension or debarment of Employee from participation in any contracts with, or programs of the United States or any of the fifty states or any agency or department thereof, or any finding of a governmental agency that Employee personally has engaged In misconduct in connection with their employment by the Company; provided that no determination of "Cause" may be made with respect to conduct described in subsections (c) or (e) until Employee has been given written notice from the Company detailing the specific Cause event and, to the extent such conduct is capable of being cured, as determined by the Company, a period of thirty (30) days following receipt of such notice to cure such event.
(b)
"Good Reason" shall mean with respect to Employee one or more of the following (in each case taken without Employee's written consent): (a) a reduction in Employee's base salary in effect on the date hereof; (b) a material diminution of Employee's job duties and responsibilities inconsistent with Employee's position; or (c) a relocation of Acadia's principal executive offices and corporate headquarters outside of a thirty (30) mile radius of Nashville, Tennessee; provided that1 none of the events described above shall constitute Good Reason unless Employee shall have notified the Company In writing describing the event which constitutes Good Reason within ninety (90) days after the occurrence of such event and then only if the Company and/or Acadia shall have failed to cure such event within thirty (30) days after the Company's receipt of such written notice and Employee elects to terminate his employment as a result within thirty (30) days after the end of such thirty (30)-day cure period.

6.
Non-Compete. Because of the good and valuable consideration offered to Employee hereunder, Employee acknowledges that during the course of employment with the Company, Employee has and shall become familiar with Acadia's trade secrets and with other Confidential Information concerning Acadia and that Employee's services have been and shall be of special, unique and extraordinary value to Acadia, and, therefore, Employee agrees that, during the Restricted Period, Employee shall not, (I) directly or indirectly own any interest in, manage, control, participate in, consult with, be employed by, render services for, or in any manner engage in any business that derives at least 25% of its gross revenue from the business of providing behavioral healthcare and/or related services or (II) directly or indirectly manage, control, participate in, consult with, be employed by or render services specifically with respect to any unit, division, segment or subsidiary of any other business that engages In or otherwise competes with (or was organized for the purpose of engaging In or competing with) the business of providing behavioral healthcare and/or related services, ln each. case, within any geographical area in which Acadia engages In such businesses. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest In any business, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

7.
Non-Solicit: Employee agrees that during the Restricted Period, Employee shall not directly or indirectly (i) induce or attempt to induce any employee or independent contractor of Acadia to leave the employ or services of Acadia, or In any way Interfere with the relationship between Acadia and Its subsidiaries and any employee or independent contractor thereof, (ii) hire or seek any business affiliation with any person who was an employee or Independent contractor of Acadia at any time during the twelve (12) months prior to the Termination Date or (iii) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of Acadia to cease doing business with Acadia or interfere with the relationship between any such customer, supplier, licensor or other business relation and Acadia,

8.
Blue-Pencil. If, at the time of enforcement of this Agreement, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Employee hereby acknowledges and represents that Employee has either consulted with independent legal counsel regarding rights and obligations under this Agreement or knowingly and voluntarily waived the opportunity to do so and that Employee fully understands the terms and conditions contained herein.

9.
Non-Disparagement. Employee hereby covenants and agrees that, except as may be required by applicable law, Employee shall not make any statement, written or verbal, In any forum or media, or take any other action In disparagement of Acadia, .any of its subsidiaries or any of Acadia's directors, officers or employees, during their term of employment and for a period of five (5) years thereafter (the "Non-Disparagement Period"). Without limiting any other obligation of Acadia pursuant to this Agreement, Acadia hereby covenants and agrees that, except as may be required by applicable law, Acadia shall instruct Its officers and members of the Board, in their official capacities with Acadia, not to make, any statement, written or verbal, In any forum or media, or take any other action In disparagement of Employee, during the Non-Disparagement Period. This Section will not be violated by (i) truthful statements required to be made by law or legal process1 or (ii) Internal statements in connection with providing services to Acadia and its subsidiaries.
10.
Legal Fees and Expenses. In the event that either party prevails in an action against the other party to enforce the terms of this Agreement, such prevailing party shall receive all court costs and attorneys' fees incurred by it in connection with such action from the other party,

11.
Injunctive Relief. Employee hereby acknowledges (1) that the Company will suffer irreparable harm If Employee breaches obligations under this Agreement; and (2) that monetary damages will be inadequate to compensate the Company for such a breach. Therefore, if Employee breaches any of such provisions, then the Company shall be entitled to injunctive relief, in addition to any other remedies at law or equity, to enforce such provisions.

12.
Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be Illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions to the extent enforceable shall nevertheless be binding and enforceable.

13.
Modifications. This Agreement may be modified only by a writing executed by both Employee and the Company.

14.
Prior Understandings. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. The Agreement supersedes all prior understanding, agreements, or representations.
15.
Waiver. Any waiver of a default under this Agreement must be made in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any right or remedy shall Impair such right or remedy or be constructed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.
16.
Jurisdiction and Venue. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other Jurisdiction) that would cause the application of the laws of any Jurisdiction other than the State of Delaware. The parties agree that any dispute arising out of or relating to this Agreement, exclusively shall be brought in the state courts located in Williamson County, Tennessee or the United States District Court for the Middle District of Tennessee. Each party hereby waives any objection to the personal or subject matter jurisdiction and venue of such courts.

17.
Notice. Any notice required or permitted to be given under the Agreement shall be sufficient If In writing and will be deemed to have been given when delivered in person (to Employee if such notice is for Employee) or five days following mailing by first class, certified or registered mail, postage prepaid, to Employee at Employee's home address, or such addresses as Employee shall have designated in writing, or if to the Company, to the attention of the General Counsel of Acadia, at the principal place of business of Acadia.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

[Signature Page Follows]

Sincerely,

ACADIA Management COmpany, LLC

By: /s/ Christopher L. Howard

Name: Christopher L. Howard

Title: Vice President & Secretary

ACKNOWLEDGED AND AGREED:

/s/ Timothy Sides

Timothy Sides

Date: April 29, 2022

Schedule 1

FORM OF GENERAL RELEASE

I, Tim Sides, in consideration of and subject to the performance by Acadia Management Company, LLC, a Delaware limited liability company (together with Its affiliates, the “Company”), of the Company's obligations under the Severance Agreement dated as of April 21, 2022 (the “Agreement”'), do hereby release and forever discharge as of the date hereof the Company and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and direct or Indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are Intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them In the Agreement.

1.
l understand that any payments or benefits paid or granted to me under Section 4 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 4, unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter, Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company.
2.
Except as provided in paragraphs 5 and 6 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, including those that arise out of or are connected with my employment with, or my separation or termination from, the Company (Including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended

(including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, Infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees Incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.
The released claims described in paragraph 2 hereof Include all such claims, whether known or unknown by me.
4.
I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above,
5.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release, I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
6.
I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever In respect of any Claim, including, without !imitation, reinstatement, back pay, front pay, and any form of injunctive relief, Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative Investigation or proceeding: provided, however, that I disclaim and waive any right to share or participate In any monetary award resulting from the prosecution of such charge or Investigation or proceeding. Additionally, I am not waiving (and nothing set forth herein shall be deemed a release of) (a) any right to any earned and accrued salary, vacation, benefits, expense reimbursements, or any severance benefits to which I am entitled under the Agreement, (b) any claim relating to directors' and officers' liability insurance coverage or any right of indemnification under the Company's organizational documents, applicable law or otherwise, (c) my rights as an equity or security holder in the Company, (d) claims for workers' compensation benefits under any of the Company's workers' compensation insurance policies or funds, (e) claims related to my rights under the Consolidated Budget Reconciliation Act of 1985, as amended and/or (f) any obligations of the Company under this General Release, Including my rights to enforce this General Release.
7.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or Implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.
8.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
9.
I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit Incurred by the Released Parties, including reasonable attorneys' fees.
10.
Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any Inquiry about this General Release or Its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.
11.
I hereby acknowledge that Sections 2 through 17 of the Agreement shall survive my execution of this General Release.
12.
I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
13.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.
14.
Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but If any provision of this General Release is held to be Invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as If such invalid, illegal or unenforceable provision had never been contained herein.

Exhibit 10.3

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a) I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LlMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 19671 AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT Of THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST ANO WILL NOT RESTART THE REQUIRED [211(45]-DAY PERIOD;

(f) I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(g) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(h) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME

Signed: /s/ Timothy Sides Dated: April 29, 2022

6100 Tower Circle, Suite 1000 | Franklin, TN 37067

www.acadiahealthcare.com